UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2015

ENERJEX RESOURCES, INC.

(Exact Name of Registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30234	88-0422242
(Commissioner File Number)	(IRS Employer Identification No.)

4040 Broadway, Suite 508, San Antonio, Texas 78209

(Address of principal executive offices)

(210) 451-5545

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of the Company was held on April 20, 2015.  At the annual meeting, the following matters were submitted to a vote of the Company’s security holders with the results indicated:

Proposal 1 - Election of Directors

The following nominees were elected directors to serve as such for one year or until their successors have been duly elected and qualified: Robert G. Watson, Jr., Lance Helfert, R. Atticus Lowe, Richard Menchaca and James G. Miller.  Details concerning the votes relative to each nominee are set forth below:

Nominee	For	Withheld	Against

Robert G. Watson, Jr.	5,566,591	0	0
Lance Helfert	5,566,525	66	0
R. Atticus Lowe	5,566,591	0	0
James G. Miller	5,566,591	0	0
Richard Menchaca	5,566,591	0	0

Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm

Stockholders ratified the appointment of RBSM, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.  Details concerning the vote on proposal 2 are set forth below:

For	5,566,591
Against	0
Withheld	0

Proposal 3 - Ratification of terms and issuance of common stock, Series B convertible preferred stock and warrants.

Stockholders ratified the terms and issuance of common stock, Series B convertible preferred stock and warrants issued in March 2015.  Details concerning the vote on proposal 3 are set forth below:

For	5,566,500
Against	66
Withheld	25

The Company solicited proxies relative to each of the foregoing proposals and, as to proposal 1, each nominee pursuant to Regulation 14A under the Securities Exchange Act of 1934.  No proxies were solicited in opposition to any of the proposals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERJEX RESOURCES, INC.,

Date: April 21, 2015	By:	/s/ Robert G. Watson, Jr.
Robert G. Watson, Jr. Chief Executive Officer and
President